Exhibit 10.16.6

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 28th day of October, 2015, by and among (a) SILICON VALLEY BANK (“Bank”), and (b)(i) SYNACOR, INC., a Delaware corporation (“Synacor”), (ii) NTV INTERNET HOLDINGS, LLC, a Delaware limited liability company (“NTV”), and (iii) SYNC Holdings, LLC, a Delaware limited liability company (“SYNC”; and together with Synacor and NTV, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 28, 2014, among Borrower and Bank, and as further amended by that certain Second Amendment to Loan and Security Agreement dated September 25, 2015, among Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain changes to the terms set forth therein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. The Loan Agreement shall be amended by deleting the following term and its definition set forth in Section 13.1 thereof and inserting in lieu thereof the following:

“         “Designated Deposit Account” is each of (a) the multicurrency account denominated in Dollars, account number ending in 2816, maintained by Synacor, Inc. with Bank, (b) the multicurrency account denominated in Dollars, account number ending in 2045, maintained by Synacor with Bank, and (c) any other Account of Borrower maintained at Bank that Borrower and Bank shall agree in writing to designate as a “Designated Deposit Account” (email shall suffice).”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Agreement, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Each Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of each Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting any Borrower, (b) any contractual restriction with a Person binding on any Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Borrower, or (d) the organizational documents of any Borrower;

4.6 The execution and delivery by each Borrower of this Agreement and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on each Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreements. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Intellectual Property Security Agreement between such Borrower and Bank, dated as of September 27, 2013 for Synacor, April 13, 2015 for NTV and September 25, 2015 for SYNC, and acknowledges, confirms and agrees that each such Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate previously delivered by such Borrower to Bank, and acknowledges, confirms and agrees the disclosures and information each Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof, except as updated as of the date hereof.

7. Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

SYNACOR, INC.

By:	/s/ William J. Stuart
Name: William J. Stuart, Chief Financial Officer

NTV INTERNET HOLDINGS LLC

By:	/s/ William J. Stuart
Name: William J. Stuart, Manager

SYNC HOLDINGS, LLC

By:	/s/ William J. Stuart
Name: William J. Stuart, Manager

BANK:

SILICON VALLEY BANK

By:	/s/ Russell Follansbee
Name: Russell Follansbee
Title: Vice President

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